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                                                                  EXHIBIT 10.33


                     PURCHASE MONEY SECURED PROMISSORY NOTE


U.S. $3,000,000.00                                            Irvine, California
                                                                 August 15, 1996

         FOR VALUE RECEIVED, the undersigned, UROHEALTH SYSTEMS, INC., a Delaware corporation ("Borrower") promises to pay to NEWHAUSER ASSOCIATES, a Michigan partnership ("Lender"), or order, at the address set forth below, the principal sum of Three Million and no/100 Dollars ($3,000,000.00), together with interest on the unpaid principal amount hereof, calculated at the rate and payable at the times set forth below.

         1. Interest Rate. Except as provided in Section 4.3 below, the outstanding principal balance hereof shall bear interest from the date hereof until paid in full at the lessor of (i) the maximum interest rate permitted by law or (ii) eight and one-quarter percent (8.25%) per annum (the "Interest Rate").

         2. Payments During Term. As used in this Note, (a) the term "Quarterly Payment Date" shall mean the first day of each calendar quarter or portion thereof during the term of this Note and (b) the term "Calendar Quarter" shall mean the calendar quarter or portion thereof immediately preceding a Quarterly Payment Date. Commencing on the first Quarterly Payment Date following the date hereof and continuing on each successive Quarterly Payment Date thereafter, Borrower shall make a payment (the "Quarterly Payment") equal to the amount required to pay the amount of the accrued but unpaid interest on this note. The entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the tenth (10th) anniversary of the date hereof (the "Maturity Date").

         3. Prepayment. Borrower shall be permitted to prepay all or any part of the outstanding principal balance of this Note without penalty or premium.

         4. Default; Remedies.

            4.1 Event of Default. An "Event of Default" shall occur hereunder
(a) upon the failure of Borrower to pay any installment of interest or any other amount due hereunder within five (5) calendar days after Borrower's receipt of written notice from Lender that such installment was not paid when due, (b) upon the failure of Borrower to pay the outstanding principal balance of this Note, together with all accrued interest thereon, on the Maturity Date, and (c) upon the occurrence of an "Event of Default" as defined in that certain Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing (the "Mortgage") of even date herewith, made by Borrower, as mortgagor, in favor of Lender, as mortgagee, encumbering certain real property (the "Property") described therein.


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            4.2 Acceleration. Upon the occurrence of any Event of Default,
Lender may (a) declare the entire principal amount of this Note then outstanding (if not then due and payable), together with all accrued interest thereon, and all other sums or payments required hereunder, to be due and payable immediately, and notwithstanding the Maturity Date, the principal amount of the Note, together with all accrued interest thereon, and all other sums or payments required hereunder shall thereupon become and be immediately due and payable, and (b) exercise such other remedies as Lender may have under the Mortgage.

            4.3 Late Charge: Default Interest Rate.

                (a) Borrower agrees that if any payment due hereunder is not received within five (5) calendar days after the date it becomes due and payable, Borrower shall pay to Lender an amount (the "Late Charge") equal to five percent (5%) of the amount of the delinquent payment; provided however, such Late Charge shall not be applicable to the accelerated balance of the Note upon the occurrence of an Event of Default. In addition, upon the occurrence and during the continuance of an Event of Default hereunder, the outstanding principal amount hereunder, together with all accrued interest thereon, shall bear interest at a per annum rate (the "Default Rate") equal to two (2) percentage points over the Interest Rate.

                (b) Borrower acknowledges and agrees that (i) Lender's actual damages resulting from any default or delinquency of Borrower as set forth in
Section 4.3(a) above and that relate to lost use of funds or costs of internal administration of delinquent payments hereunder or relating to such default would be extremely difficult to ascertain, and (ii) under the circumstances in existence as of the date hereof, the Late Charge and the accrual of interest hereunder at the Default Rate constitute a reasonable liquidation of such damages. The provisions of this Section 4.3 are in addition to the other rights and remedies conferred upon Lender under this Note and shall not limit Lender's right to compel prompt performance hereunder or be deemed to conflict with the provisions of Section 5.12 of this Note.

         5. Miscellaneous.

            5.1 Payment in U.S. Currency. Principal and interest shall be payable in lawful money of the United States of America.

            5.2 Cost of Collection. Borrower promises to pay all costs and expenses of collection, including without limitation (a) reasonable attorneys' fees, in the event that collection of this Note or any portion of this Note is effected without suit; (b) reasonable attorneys' fees, as determined by the judge of the court, and all other costs, expenses and fees incurred by Lender in the event suit is instituted to collect this Note or any portion of this Note; and (c) reasonable attorneys' fees, incurred by Lender in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving Borrower or any affiliate of Borrower, including without limitation attorneys' fees incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.


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                5.3 Crediting of Payments. All payments and prepayments
hereunder shall be credited first to unpaid interest, if any, which has accrued hereunder and second to unpaid principal hereunder.

                5.4 Waiver of Notice, Etc. Borrower waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note, to the fullest extent permitted by applicable laws. Borrower consents to offsets of any sums owed to it by Lender at any time. No single or partial exercise of, or forbearance from exercising, any power hereunder or under or under any guaranty, or other agreement or instrument securing or pertaining to this Note shall preclude other or further exercises thereof or the exercise of any other power. Lender shall at all times have the right to proceed against any portion of the security, if any, held herefor in such order and in such manner as Lender may determine in its sole discretion, without waiving any rights with respect to any other security.

                5.5 No Waiver by Lender. Delay or failure by Lender to exercise any option or election herein given to Lender shall not constitute a waiver of the right to subsequently exercise such option or any other option or election herein given to Lender.

                5.6 Successors and Assigns; Number; Gender. The use of the term "Borrower" shall be deemed to include the successors and assigns of the undersigned. The use of terms in any gender or number shall include, in all instances, the masculine, feminine, and neuter gender and the plural and single number.

                5.7 Notices. Except as otherwise provided herein, all notices or communications required or permitted hereunder shall be in writing and personally delivered or sent by express mail or certified mail, return receipt requested, postage fully prepaid and addressed to the respective parties as follows:

                 If the Lender:

                           NEWHAUSER ASSOCIATES
                           1923 Fisher Island Drive
                           Fisher Island, Florida  33109

                 with a copy to:

                           HOWARD & HOWARD ATTORNEYS, P.C.
                           107 W. Michigan Avenue, Suite 400
                           Kalamazoo, Michigan  47007-3956
                           Attention: Peter J. Livingston, Esq.


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                  If to Borrower:

                           UROHEALTH SYSTEMS, INC.
                           3050 Redhill Avenue
                           Costa Mesa, California  92628

                  with a copy to:

                           MORRISON & FOERSTER
                           19900 MacArthur Boulevard, Twelfth Floor
                           Irvine, California  92715
                           Attention: William B. Tate II, Esq.

                5.8 Governing Law. This Note shall be governed by and construed under the laws of the State of Michigan and the laws of the United States of America prevailing in Michigan.

                5.9 Joint and Several Obligations. If Borrower consists of more than one (1) person or entity, each shall be jointly and severally liable to Lender hereunder.

                5.10 Performance of Acts on Business Days. In the event that the final date for payment of any amount hereunto falls on a Saturday, Sunday or state or federal holiday, such payment may be made on the next succeeding business day.

                5.11 Computation of Interest. The computation of interest hereunder shall be based on a year of three hundred sixty (360) days and a thirty (30) day month.

                5.12 Time of Essence. Time is of the essence of the performance of each provision hereof.

                5.13 Place for Payment. All payments due hereunder shall be sent to Lender at Lender's address set forth in Section 5.7 above or to such other place as Lender or other legal holder of this Note may designate in writing from time to time.


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         IN WITNESS WHEREOF, Borrower has executed this Note on the year and date first hereinabove set forth.

                                         UROHEALTH SYSTEMS, INC.,
                                         a Delaware corporation
                                         Tax Identification No. 98-0122944



                                         By: /s/ KEVIN M. HIGGINS
                                             --------------------------
                                              Name: Kevin M. Higgins
                                              Title: Sr. Vice President


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